Exhibit 99.1

LIFE PARTNERS ENGAGES WHITLEY PENN LLP AS ITS AUDITOR

WACO, TX – July 5, 2011 – Life Partners Holdings, Inc. (NASDAQ GS: LPHI), a leader in the life settlements industry, announced that the Audit Committee of its Board of Directors has engaged Whitley Penn LLP as the Company’s new independent registered public accounting firm.  Whitley Penn is engaged to audit the Company’s consolidated financial statements for fiscal year ended February 28, 2011.  Whitley Penn will also re-audit the consolidated financial statements for fiscal year ended February 28, 2010.  The company’s prior auditors, Ernst & Young, withdrew its opinion for the fiscal year 2010 statements following a disagreement with the Company.

The Company anticipates that the retention of Whitley Penn and the audits of its statements will allow it to complete its annual report and resume its filings with the Securities and Exchange Commission.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”.  Since its incorporation in 1991, Life Partners has completed over 132,000 transactions for its worldwide client base of approximately 28,000 high net worth individuals and institutions in connection with the purchase of over 6,400 policies totaling over $2.9 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements because of various factors.  The statements in this news release that are not historical statements, including statements regarding the expectation of timely report filings are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

LPHI-G

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at:  www.lphi.com

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